EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST

DECLARES OCTOBER CASH DISTRIBUTION

Dallas, Texas, October 19, 2012 – U.S. Trust, Bank of America Private Wealth Management, as Trustee of the Cross Timbers Royalty Trust (NYSE – CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.186183 per unit, payable on November 15, 2012, to unitholders of record on October 31, 2012. The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions.

	Underlying Sales
	Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)
Current Month	18,000	161,000	$86.01	$5.34
Prior Month	15,000	153,000	$80.13	$4.46

Excess Costs

XTO Energy has advised the trustee that higher oil prices and decreased production expenses led to the full recovery of excess costs and accrued interest on properties underlying the Texas Working Interest net profits interest, which is again contributing to the current month distribution.

For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

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Contact:	Nancy G. Willis Vice President U.S. Trust, Bank of America Private Wealth Management, Trustee Toll Free – 877-228-5084